As filed with the Securities and Exchange Commission
                      on 27 September 2000

                                      Registration No. 33-57897

================================================================

              SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549

              __________________________________

                          FORM S-8
                       POST-EFFECTIVE
                     AMENDMENT NO. 1 TO
                   REGISTRATION STATEMENT
                           Under
                 The Securities Act of 1933

              __________________________________

                      DEERE & COMPANY
  (Exact name of registrant as specified in its charter)


            Delaware                            36-2382580
(State or other jurisdiction of            (I.R.S. employer no.)
incorporation or organization)                identification


          One John Deere Place, Moline, Illinois  61265
            (Address of Principal Executive Offices)


               JOHN DEERE EQUITY INCENTIVE PLAN

                    (Full title of the plan)
               __________________________________


                      Michael A. Harring
                       Deere & Company
                     One John Deere Place
                    Moline, Illinois 61265
                         309-765-5799

   (Name and address and telephone number of agent for service)
             __________________________________


================================================================

EXPLANATORY STATEMENT IN CONNECTION WITH THE FILING OF A RELATED
             REGISTRATION STATEMENT ON FORM S-8
         FILED PURSUANT TO INSTRUCTION E OF FORM S-8

    Contemporaneously with the filing of this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (File No. 333-57894) (this "Registration Statement"), Deere & Company, a Delaware corporation (the "Registrant"), is filing with the Securities and Exchange Commission (the "Commission") a new Registration Statement on Form S-8. The New Registration Statement relates to the registration among other offers and sales of shares of the Registrant's Common Stock, of the offer and sale of 1,638,305 shares of the Registrant's Common Stock, $1 par value (the "Carryover Shares"), pursuant to The John Deere Omnibus Equity and Incentive Plan (the "Plan") (the "New Registration Statement"). The Plan is sponsored by the Registrant.

    The Registrant had originally registered the Carryover Shares pursuant to this Registration Statement in anticipation of granting awards pursuant to the John Deere Equity Incentive Plan (the "Equity Incentive Plan"). The Equity Incentive Plan is a predecessor plan to the Plan. Subsequent to the filing and effectiveness of this Registration Statement, the Plan was adopted by the Registrant and approved by the Registrant's stockholders to succeed the Equity Incentive Plan. Following the filing of this Amendment No. 1, the Carryover Shares are no longer available for new awards under the Equity Incentive Plan. The Registrant desires to have the Shares be included among the shares of the Common Stock whose offer and sale under the Plan is registered under the New Registration Statement. The Plan provides for the award, to select salaried employees of the Registrant and its subsidiaries, of stock options, stock appreciation rights, Common Stock of the Registrant or amounts based on the value thereof, and other awards.

    Consequently, in accordance with the principles set forth in Interpretation 89 under Section G, "Securities Act Forms" of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Commission (July 1997 as supplemented March 1999) and Instruction E to Form S-8, (1) the Registrant is registering the offer and sale of the Carryover Shares pursuant to the Plan by means of the New Registration Statement, (2) the registration fee of $14,276.32 allocable to the Carryover Shares, which the Registrant paid to the Commission in connection with the original filing of this Registration Statement, is carried over in the New Registration Statement, and
(3) this Registration Statement is being amended on a post-effective basis to describe the change from the Equity Incentive Plan to the Plan.

Item 8.    Exhibits.

    4.1 Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant's annual report on Form 10-K for the fiscal year ended
October 31, 1999).

    4.2 By-Laws of the Registrant, as amended (incorporated by reference to Exhibit 3.3 to the Registrant's annual report on Form 10-K for the fiscal year ended October 31, 1999).

    4.3 John Deere Equity Incentive Plan (incorporated by reference to Exhibit C to the Registrant's definitive proxy statement dated January 19, 2000 filed in connection with its annual meeting held February 23, 2000).

    *5       Opinion and consent of General Counsel of the
Registrant.

    *23.1    Consent of General Counsel of the Registrant
(included in Exhibit 5).

    *23.2    Consent of Deloitte & Touche LLP.

    *24      Power of Attorney (included on signature page).






_____________________________________
* Previously filed.

                         SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Rock Island, State of Illinois, on 27 September 2000.


                         DEERE & COMPANY



                         By:  /s/ R. W. Lane
                              -----------------------
                              R. W. Lane
                              Chairman and Chief Executive Officer




    Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the date indicated.


      Signature                Title                      Date
      ---------                -----                      ----


/s/ JOHN R. BLOCK         Director              )
-------------------------                       )
    John R. Block                               )
                                                )
/s/ CRANDALL C. BOWLES    Director              )27 September 2000
-------------------------                       )
    Crandall C. Bowles                          )
                                                )
                          Director              )
-------------------------                       )
    T. Kevin Dunnigan                           )
                                                )
/s/ LEONARD A. HADLEY     Director              )
-------------------------                       )
    Leonard A. Hadley                           )

      Signature                Title                      Date
      ---------                -----                      ----

/s/ REGINA E. HERZLINGER  Director              )
-------------------------                       )
    Regina E. Herzlinger                        )
                                                )
                          Senior Vice President )
/s/ NATHAN J. JONES       and Chief Financial   )
------------------------- Officer (principal    )
    Nathan J. Jones       financial officer and )
                          principal accounting  )
                          officer)              )
                                                )
/s/ ARTHUR L. KELLY       Director              )27 September 2000
-------------------------                       )
    Arthur L. Kelly                             )
                                                )
/s/ R. W. LANE            Chairman, Chief       )
------------------------- Executive Officer and )
    R. W. Lane            Director (principal   )
                          executive officer)    )
                                                )
/s/ ANTONIO MADERO B.     Director              )
-------------------------                       )
    Antonio Madero B.                           )
                                                )
/s/ THOMAS H. PATRICK     Director              )
-------------------------                       )
    Thomas H. Patrick                           )
                                                )
/s/ JOHN R. STAFFORD      Director              )
-------------------------                       )
    John R. Stafford                            )
                                                )
/s/ JOHN R. WALTER        Director              )
-------------------------                       )
    John R. Walter                              )
                                                )
/s/ ARNOLD R. WEBER       Director              )
-------------------------                       )
    Arnold R. Weber                             )